UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): December 16, 2005

                            THE MIDDLEBY CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

       Delaware                        1-9973                36-3352497
(State or Other Jurisdiction   (Commission File Number)     (IRS Employer
     of Incorporation)                                     Identification No.)

     1400 Toastmaster Drive, Elgin, Illinois                   60120
     (Address of Principal Executive Offices)                (Zip Code)

                                 (847) 741-3300
              (Registrant's telephone number, including area code)

                                      N/A
         (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

             On December 16, 2005, Selim A. Bassoul, Chairman, Chief Executive Officer and President of The Middleby Corporation (the "Company") and Timothy
J. FitzGerald, the Company's Vice President and Chief Financial Officer, each adopted stock trading plans pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Mr. Bassoul's plan provides for the sale at predetermined price thresholds ranging from $95.00 to $110.00 of up to 270,000 shares of Company common stock over a period of one year commencing on January 15, 2006. Mr. FitzGerald's plan provides for the sale at predetermined price thresholds ranging from $95.00 to $110.00 of up to 27,000 shares of Company common stock over a period of one year commencing on January 15, 2006. The potential number of shares that could be sold under the stock trading plans represents less than 26% of the total number of shares and options to purchase Company common stock held by both Mr. Bassoul and Mr. FitzGerald.

                                   SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             THE MIDDLEBY CORPORATION


Dated: December 21, 2005                     By: /s/ Timothy J. FitzGerald
                                                ----------------------------
                                                Timothy J. FitzGerald
                                                Vice President and
                                                Chief Financial Officer